EXHIBIT 10.31

OPLINK COMMUNICATIONS, INC.
2000 EQUITY INCENTIVE PLAN
STOCK OPTION GRANT NOTICE

Oplink Communications, Inc. (the “Company”), pursuant to its 2000 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Grant Number:	200001306
Date of Grant:	7/1/2002
Optionee ID:	BD016
Vesting Commencement Date:	7/1/2002
Number of Shares Subject to Option:	32,000
Exercise Price (Per Share):	$0.66
Type of Option:	Non-Qualified Stock Option
Expiration Date:	7/1/2012

Exercise Schedule:

The option granted hereunder may be exercised, in whole or in part, based on the following vesting schedule: Two Thousand (2,000) of the shares subject to the option shall vest at the end of each full month of Continuous Service from the date on which it is granted; provided, that in the event of a corporate transaction described in Section 12(c) of the Plan, the vesting of such stock option shall accelerate in full.

Notwithstanding anything to the contrary in your Stock Option Agreement or the Plan, as applicable, the exercise period under this Option shall be extended as follows:

(a)  You shall be entitled to exercise this Option (to the extent that you were entitled to exercise such option as of the date of your termination with the Company) until the second anniversary of the date you cease providing services in any and all capacities to the Company.

(b)  In the event the Merger (as defined below) with Avanex Corporation (“Avanex”) is effectuated, you shall also be entitled to the following:

(i)  This Option shall be assumed by (or a substitute option provided by) Avanex;

(ii)  Avanex shall be included within the term “Company” for the purposes of applying the provisions of this Option. Accordingly, for example, if you become a director, employee, officer or consultant of Avanex immediately following the Merger, such service for Avanex shall be included with the term “Continuous Service” for the purposes of applying the provisions of this Option granted pursuant to the Company’s 2000 Equity Incentive Plan; and

(iii)  This Option shall remain exercisable until the later of (X) the date determined in accordance with paragraph (a) above and (Y) the fifth anniversary of the date of the closing of the Merger.

(c)  Notwithstanding the foregoing, in no event shall this Option be exercised after the expiration of the term of this Option as set forth herein. If you do not exercise this Option within the applicable time period, this Option shall terminate.

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For purposes of this Option, the “Merger” shall be defined as set forth in that certain Agreement and Plan of Reorganization, dated as of March 18, 2002, by and among Avanex, Pearl Acquisition Corporation and the Company. This Option shall be binding on the successors of the Company, including, without limitation, Avanex following the Merger and any successor of Avanex following a subsequent acquisition of Avanex however effectuated. In addition, this Option shall be assumed by (or a substitute option provided by) any successor company (including for this purpose any acquiring company) to the Company, or Avanex following the Merger, if any Company stock option or Avanex stock option held by an employee of the Company or Avanex is assumed by (or substituted for by) the successor (or acquiring) company.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):

☑	By cash or check (denominated in U.S. dollars only)

☑	Pursuant to a Regulation T Program if the Shares are publicly traded (cashless exercise)

☑	By delivery of already-owned shares of Common Stock

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:	________________________________________________________
________________________________________________________

OPLINK COMMUNICATIONS, INC.	OPTIONHOLDER:

By: ________________________________________	_________________________________________
Signature	Signature

Title: _______________________________________	Date: _____________________________________

Date: _______________________________________

ATTACHMENTS: Stock Option Agreement and 2000 Equity Incentive Plan

2.

OPLINK COMMUNICATIONS, INC.
2000 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT (ISO-NSO)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Oplink Communications, Inc. (the “Company”) has granted you an option under its 2000 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.    NUMBER OF SHARES AND EXERCISE PRICE.    The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3.    METHOD OF PAYMENT.    Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)  In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

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4.    WHOLE SHARES.    You may exercise your option only for whole shares of Common Stock.

5.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.    TERM.    You may not exercise your option before the commencement or after the expiration of its term. Except as expressly provided for in the Grant Notice, the term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)  three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b)  twelve (12) months after the termination of your Continuous Service due to your Disability;

(c)  eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d)  the Expiration Date indicated in your Grant Notice; or

(e)  the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an Employee, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services as a Consultant or Director after your service as an Employee terminates or if you otherwise exercise your option more than three (3) months after the date your service as an Employee terminates.

7.    EXERCISE.

(a)  You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

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(b)  By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)  If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

8.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10.    WITHHOLDING OBLIGATIONS.

(a)  At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)  Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

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(c)  You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

11.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12.    JURISDICTION AND VENUE.    This option is governed by and to be construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this option to the substantive law of another jurisdiction. In any action relating to this option, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware.

13.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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